Exhibit 99.1

Novacea Contact:

Paul Laland

Vice President, Corporate Communications

Tel: 650-228-1811

E-mail: laland@novacea.com

JUDITH A. HEMBERGER ELECTED TO NOVACEA’S

BOARD OF DIRECTORS

— Daniel M. Bradbury Named to Lead Director —

SOUTH SAN FRANCISCO, CA, Dec. 18, 2007 – Novacea, Inc. (NASDAQ:NOVC) today announced that Judith A. Hemberger, Ph.D., formerly co-founder, executive vice president and chief operating officer of Pharmion Corporation, has been elected to the Board of Directors. In addition, Mr. Daniel M. Bradbury, president and chief executive officer of Amylin Pharmaceuticals and a member of the Board of Directors since 2005, has been named the lead director.

Dr. Hemberger has recently served as interim chief executive officer of Zosano Pharma, a privately-held biotechnology company. Prior to her positions at Pharmion from 1999 to 2006, she worked at Marion Laboratories and successor companies Marion Merrell Dow and Hoechst Marion Roussel. She led a number of strategic functions including Professional Education, Global Regulatory Affairs, Global Medical Affairs, and Commercial Development. Her final role in the company was senior vice president of Global Drug Regulatory Affairs. Dr. Hemberger currently serves on the Board of Directors of Renovis, Zymogenetics, Zosano Pharma, Atani, Ltd., Chroma Therapeutics and Perrigo Company. Dr. Hemberger received her Bachelor of Science degree in Biology and Chemistry from Mount. St. Scholastica College and completed her doctorate degree in Pharmacology from the University of Missouri. Dr. Hemberger also earned an MBA in Business from Rockhurst College.

“As indicated previously, we have had an objective to strengthen our Board with new outside directors who have considerable operating skills and experience. Judy fits those criteria in every way. Her experience in large pharma and biotechnology companies, heading development and operations, adds considerably to the expertise we need on our Board as we plan for the next several years. Certainly, her experience at Pharmion will be very helpful as we look to expand our product portfolio,” said John P. Walker, Novacea’s chairman and chief executive officer. “Additionally, the appointment of Dan to the position of lead director provides us with the opportunity to directly benefit from his experience and proven leadership skills.”

“As part of the Board alignment, Eckard Weber, M.D., has informed us that he does not intend to stand for re-election to the Board of Directors in 2008. We have enjoyed working with Eckard, who as the founder of Novacea has contributed so much over the last six years,” added Mr. Walker.

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates, including Asentar™, which has been in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC, and in a Phase 2 trial for advanced pancreatic cancer. Asentar is part of a development and commercialization agreement with Schering-Plough Corporation. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme and a Phase 2 trial for refractory acute lymphoblastic leukemia. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; success or failure of our present and future collaboration agreements; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Novacea is a registered trademark of Novacea, Inc., and Asentar is a trademark of Novacea, Inc. All other trademarks are property of their respective owners.

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